Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
SEQUENTIAL BRANDS GROUP, INC., et al.,[1]	)	Case No. 21-11194 (JTD)
)
Debtors.	)	(Jointly Administered)
)

FIRST AMENDED JOINT PLAN OF LIQUIDATION OF

SEQUENTIAL BRANDS GROUP, INC. AND ITS DEBTOR AFFILIATES

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Nothing contained herein shall constitute an offer, acceptance, COMMITMENT, or legally binding obligation of the Debtors or any other party in interest AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

GIBSON DUNN & CRUTCHER LLP	PACHULSKI STANG ZIEHL & JONES LLP
Scott J. Greenberg (admitted pro hac vice) Joshua K. Brody (admitted pro hac vice) Jason Zachary Goldstein (admitted pro hac vice)	Laura Davis Jones (Bar No. 2436) Timothy P. Cairns (Bar. No. 4228) 919 North Market Street, 17th Floor
200 Park Avenue New York, NY 10166 Telephone: (212) 351-4000 Facsimile: (212) 351-4035	P.O. Box 8705 Wilmington, DE 19899 (Courier 19801) Telephone: (302) 652-4100 Facsimile: (302) 652-4400

Co-Counsel for the Debtors and Debtors in Possession	Dated: January 12, 2022

1 The Debtors, along with the last four digits of each Debtor’s tax identification number, are: Sequential Brands Group, Inc. (2789), SQBG, Inc. (9546), Sequential Licensing, Inc. (7108), William Rast Licensing, LLC (4304), Heeling Sports Limited (0479), Brand Matter, LLC (1258), SBG FM, LLC (8013), Galaxy Brands LLC (9583), The Basketball Marketing Company, Inc. (7003), American Sporting Goods Corporation (1696), LNT Brands LLC (3923), Joe’s Holdings LLC (3085), Gaiam Brand Holdco, LLC (1581), Gaiam Americas, Inc. (8894), SBG-Gaiam Holdings, LLC (8923), SBG Universe Brands, LLC (4322), and GBT Promotions LLC (7003). The Debtors’ corporate headquarters and the mailing address for each Debtor is 105 E. 34th Street, #249, New York, NY 10016.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, and governing law		1

A.	Defined Terms	1
B.	Rules of Interpretation	11
C.	Computation of Time	12
D.	Reference to Monetary Figures	12

Article II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, and professional fee claims		12

A.	Administrative Claims	12
B.	Priority Tax Claims	12
C.	Claims in Connection with Debtor-in-Possession Financing	12
D.	Professional Fee Claims	12

Article III. CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS		13

A.	Classification of Claims and Interests	13
B.	Treatment of Claims and Interests	13
C.	Special Provision Governing Unimpaired Claims	16
D.	Acceptance or Rejection of the Plan	16
E.	Elimination of Vacant Classes	17
F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	17
G.	Controversy Concerning Impairment	17
H.	Subordinated Claims	17
I.	Provision Governing Allowance and Defenses to Claims	17

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN		18

A.	Plan Transactions	18
B.	The Liquidating Trust	18
C.	Reserve Accounts	22
D.	Governance, Directors and Officers; Employment-Related Agreements and Compensation Programs; Other Agreements	23
E.	Cancellation of Existing Securities and Agreements	24
F.	Corporate Action	24
G.	Effectuating Documents; Further Transactions	24
H.	Securities Law Matters	24
I.	Section 1146 Exemption	25
J.	Administration of Taxes	25
K.	Preservation of Causes of Action	25

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		26

A.	Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases	26
B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	27
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	27
D.	Insurance Policies	28
E.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	29
F.	Reservation of Rights	29
G.	Nonoccurrence of Effective Date	29

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		29

A.	Distribution Record Date	29
B.	Method of Distribution Under the Plan	30

i

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	30
D.	Compliance with Tax Requirements	30
E.	Time Bar to Cash Payments	31
F.	Setoffs and Recoupment	31

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		31

A.	Disputed Claims	31
B.	Objections to Claims and Interests	31
C.	Prosecution, Compromise, and Settlement	32
D.	No Distributions Pending Allowance	32
E.	Distributions After Allowance	32

Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		32

A.	No Discharge of Claims	32
B.	Releases	33
C.	Exculpation	34
D.	Injunction	35
E.	Setoffs	36
F.	Recoupment	36
G.	Subordination Rights	36

Article IX. effect of CONFIRMATION of the plan		36

Article X. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		36

A.	Conditions Precedent to the Confirmation Date	36
B.	Conditions Precedent to the Effective Date	37
C.	Waiver of Conditions	37
D.	Effect of Failure of Conditions	37

Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		37

A.	Modification and Amendments	37
B.	Effect of Confirmation on Modifications	38
C.	Revocation or Withdrawal of Plan	38

Article XII. RETENTION OF JURISDICTION		38

Article XIII. MISCELLANEOUS PROVISIONS		39

A.	Immediate Binding Effect	39
B.	Additional Documents	40
C.	Payment of Statutory Fees	40
D.	Reservation of Rights	40
E.	Successors and Assigns	40
F.	Disallowed Claims	40
G.	Notices	41
H.	Closure of Chapter 11 Cases	41
I.	Term of Injunctions or Stays	41
J.	Entire Agreement	41
K.	Exhibits	42
L.	Nonseverability of Plan Provisions	42
M.	Votes Solicited in Good Faith	42
N.	Waiver or Estoppel	42
O.	Conflicts	42
P.	No Stay of Confirmation Order	42

ii

Sequential Brands Group, Inc. and its affiliated debtors and debtors in possession (each, a “Debtor” and, collectively, the “Debtors”) in the above-captioned chapter 11 cases propose this joint plan of liquidation for the resolution of the outstanding claims against and interests in the Debtors pursuant to chapter 11 of title 11 of the United States Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.A. of the Plan. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses and assets, the Chapter 11 Cases, risk factors, a summary and description of the Plan, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the BANKRUPTCY Court have been authorized by the BANKRUPTCY Court for use in soliciting acceptances or rejections of the Plan.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, and governing law

A.       Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth below.

1.                   “Administrative Claim” means any Claim pursuant to section 503(b) or 507(a)(2) of the Bankruptcy Code for costs and expenses of administration of the Estates or compensation and reimbursement in making a substantial contribution in the Chapter 11 Cases, other than a Professional Fee Claim, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the filing date of the Chapter 11 Cases, of preserving the bankruptcy estates of the Company and operating the business of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, claims under section 503(b)(9) of the Bankruptcy Code, and all fees and charges assessed against the bankruptcy estates under chapter 123 of title 28 of the United States Code, and all allowed claims that are entitled to be treated as Administrative Expense Claims pursuant to a final order of the Bankruptcy Court (under section 546(c)(2) of the Bankruptcy Code or otherwise).

2.                   “Administrative Claim Bar Date” means the last date by which an Entity must File a request for payment of an Administrative Claim (other than claims asserting priority pursuant to section 503(b)(9) of the Bankruptcy Code), which shall be (i) December 27, 2021 at 5:00 p.m. prevailing Eastern Time as to Administrative Claims arising on or before November 15, 2021 and (ii) the date that is thirty-five (35) days after the Effective Date for Administrative Claims arising after November 15, 2021.

3.                   “Administrative/Priority Claim” means any Administrative Claim, Professional Fee Claim, Priority Tax Claim, and Other Priority Claim.

4.                   “Administrative/Priority Claims Reserve Account” shall have the meaning ascribed to it in Article IV.C.1 of the Plan.

5.                   “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

6.                   “Allowed” means with respect to any Claim, except as otherwise provided herein: (i) a Claim that either is not a Disputed Claim or has been allowed by a Final Order, (ii) a Claim that is allowed (a) pursuant to the terms of the Plan, (b) in any stipulation that is approved by the Bankruptcy Court, or (c) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, (iii) a Rejection Claim that either (a) is not a Disputed Claim or (b) has been allowed by a Final Order, (iv) a Claim as to which a Proof of Claim has been timely Filed and as to which no objection has been Filed by the deadline established in Article VII.B, (v) any Administrative Claim or Professional Fee Claim (a) request for payment of which is/was Filed on or before the Administrative Claim Bar Date or Professional Fee Claim Bar Date, as applicable (and that either (y) is not a Disputed Claim or (z) has been allowed by a Final Order) or (b) which is for fees payable pursuant to section 1930(a) of the Judicial Code, or (vi) a Claim that is listed on the Debtors’ Schedules, other than any Claim that is listed as disputed, contingent, or unliquidated.

7.                   “Asset Purchase Agreement” means any asset purchase agreement approved by a Sale Order.

8.                   “Assumed Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases that will be assumed by the Debtors pursuant to Article V of the Plan, which shall be included in the Plan Supplement.

9.                   “Assumed Insurance Policies” means those insurance policies set forth on the Assumed Executory Contract and Unexpired Lease List and the Chubb Insurance Contracts.

10.               “Ballot” has the meaning set forth in the Disclosure Statement Order.

11.               “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101−1532.

12.               “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court exercising jurisdiction over all or any part of the Chapter 11 Cases, as applicable.

13.               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

14.               “Bar Date” means the deadline for filing Proofs of Claim, which unless established otherwise by Final Order of the Bankruptcy Court or Debtor (or Liquidating Trustee) consent for a particular Claim, shall be (i) November 30, 2021 at 5:00 p.m. prevailing Eastern Time for all Entities other than Governmental Units or (ii) February 28, 2022 for Governmental Units.

15.               “Bidding Procedures Order” means the Order (I) Approving Bidding Procedures for the Sale of Substantially All of the Debtors’ Assets; (II) Authorizing the Debtors to Enter into One or More Stalking Horse Agreements and to Provide Bidding Protections Thereunder; (III) Scheduling an Auction and Approving the Form and Manner of Notice Thereof; (IV) Approving Assumption and Assignment Procedures, (V) Scheduling a Sale Hearing and Approving the Form and Manner of Notice Thereof and (VI) Granting Related Relief [Docket No. 138].

16.               “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

17.               “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

18.               “Causes of Action” means any claims, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, known, unknown, contingent or non-contingent, direct, indirect or derivative, matured or unmatured, suspected or unsuspected, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (i) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law, (ii) the right to object to or otherwise contest Claims or Interests, (iii) causes of action or claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code, and (iv) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

19.               “Certificate” means any instrument evidencing a Claim or an Interest.

20.               “Chapter 11 Cases” means (i) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (ii) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

21.               “Chubb Companies” means ACE American Insurance Company and Federal Insurance Company and each of their U.S.-based affiliates and predecessors and each in their capacity as an insurer.

22.               “Chubb Insurance Contracts” means all insurance policies that have been issued by any of the Chubb Companies and provide coverage at any time to any of the Debtors (or any of their predecessors), and all agreements, documents or instruments relating thereto. The Chubb Insurance Contracts shall not include surety bonds, surety indemnity agreements or surety-related products.

23.               “Claim” means any “claim” (as defined in section 101(5) of the Bankruptcy Code) against a Debtor.

24.               “Claim Objection Deadline” means the date that is 180 days after the Effective Date, subject to extension by the Bankruptcy Court.

25.               “Claims and Balloting Agent” means Kurtzman Carson Consultants LLC, located at 222 N. Pacific Coast Highway, Suite 300 El Segundo, CA 90245.

26.               “Class” means a class of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

27.               “Class 3 Representative” means a post-Effective Date representative of the Liquidating Trust Beneficiaries appointed to consult with the Liquidating Trustee on the administration of the Liquidating Trust. The Class 3 Representative shall be selected by the Requisite Consenting Lenders and set forth in the Plan Supplement. The Class 3 Representative shall have the rights and responsibilities set forth in the Liquidating Trust Agreement.

28.               “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

29.               “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

30.               “Confirmation Hearing” means, collectively, the hearing or hearings held by the Bankruptcy Court to consider confirmation of the Plan, pursuant to section 1129 of the Bankruptcy Code, as such hearing or hearings may be adjourned or continued from time to time.

31.               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

32.               “Consummation” means the occurrence of the Effective Date.

33.              “Cure Notice and Schedule” means the (i) Notice of Cure Costs and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale of Substantially All Assets [Docket No. 148], (ii) Supplemental Notice of Cure Costs and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale of Substantially All Assets [Docket No. 175], and (iii) the Second Supplemental Notice of Cure Costs and Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Sale of Substantially All Assets [Docket No. 225].

34.               “Debtors” has the meaning ascribed to it in the preamble to the Plan.

35.              “DIP Agent” means Wilmington Trust, National Association, in its capacity as Administrative Agent and Collateral Agent under the DIP Documents.

36.           “DIP Claim” means any and all Claims against any of the Debtors, arising under, related to, on account of or evidenced by the DIP Documents.

37.             “DIP Credit Agreement” means that certain Credit Agreement, dated as of September 1, 2021, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among certain Debtors, the DIP Agent and the DIP Lenders.

38.               “DIP Documents” has the meaning set forth in the DIP Orders.

39.               “DIP Lenders” means the lenders under the DIP Credit Agreement.

40.               “DIP Orders” means the Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Super-Priority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. 70] and (ii) Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Super-Priority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 110].

41.              “Disallowed Claim” means any Claim which has (i) not been scheduled by the Debtors in a liquidated, non-contingent and undisputed amount in the Schedules filed by the Debtors in the Chapter 11 Cases pursuant to Bankruptcy Rule 1007, (ii) not been evidenced by a Proof of Claim filed in the Chapter 11 Cases by the applicable Bar Date, or (iii) been disallowed by a Final Order of the Bankruptcy Court.

42.              “Disclosure Statement” means the disclosure statement filed with the Bankruptcy Court by the Debtors pursuant to section 1125 of the Code with respect to the Plan, including all exhibits and schedules thereto, which was approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as it may be amended, supplemented, or modified from time to time, which shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders.

43.               “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement.

44.               “Disputed” means (i) in relation to Claims, such Claim if (a) a Proof of Claim is required to be filed and (1) an objection has been timely interposed or (2) the time for filing an objection to such Claim has not expired and no order of the Bankruptcy Court allowing such Claim has been entered or (b) it is listed as disputed, contingent, or unliquidated in the Debtors’ Schedules and no Proof of Claim has been timely filed or (ii) in relation to any Claim or Interest, any Claim or Interest against any Debtor that is not an Allowed Claim or Allowed Interest.

45.               “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the later of (i) the Confirmation Date or (ii) with respect to Claims for which the applicable Bar Date has not expired as of such date, the earlier of (a) such applicable Bar Date or (b) the date on which a Proof of Claim evidencing such Claim is Filed.

46.              “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors and the Requisite Consenting Lenders on which (i) no stay of the Confirmation Order is in effect, (ii) all conditions precedent specified in Article X of the Plan have been satisfied or waived (in accordance with Article X of the Plan), (iii) the Plan is declared effective by the Debtors, and (iv) the Debtors shall have Filed notice of the Effective Date with the Bankruptcy Court; provided, however, that the Effective Date shall occur no later than fourteen (14) days after entry of the Confirmation Order absent the consent of the Requisite Consenting Lenders.

47.               “Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code.

48.               “Equity Security” means any “equity security” (as defined in section 101(16) of the Bankruptcy Code) in a Debtor.

49.              “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

50.               “Exculpated Party” means each of the following in their respective capacities as fiduciaries of any Debtor and/or any Estate solely during the Chapter 11 Cases, from the Petition Date through and including the Effective Date: (i) each of the Debtors, each of the Estates, and each of the Debtors’ and their Estates’ respective current and former officers, directors, principals, partners, employees, agents, and advisory board members and (ii) each Debtor-Retained and/or Estate-retained financial advisor, attorney, accountant, investment banker, consultant, representative, and other professionals.

51.               “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

52.           “Existing Parent Equity Interests” means any shares of stock, units, options, warrants, rights and/or other instruments evidencing an ownership interest in Sequential Parent authorized, existing, and/or issued prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing.

53.               “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

54.              “Final Decree” means the Order entered pursuant to section 350 of the Bankruptcy Code, Bankruptcy Rule 3022, and Local Rule 3022-1 closing a Chapter 11 Case.

55.               “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided however, that the filing of a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, relating to such order shall not cause such order to not be a “Final Order.”

56.         “General Unsecured Claim” means any Unsecured Claim other than any (i) Intercompany Claim, (ii) Section 510 Claim, and (iii) Administrative/Priority Claim.

57.               “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

58.               “Holder” means an Entity holding a Claim or an Interest, as applicable.

59.             “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

60.         “Implementation Memorandum” means the memorandum describing the sequencing of the actions, transfers, and other corporate transactions making up or otherwise contemplated by the Plan Transactions that are to be effectuated pursuant to the Plan in compliance with the Bankruptcy Code and other applicable United States law, in a tax efficient manner, and in accordance with the procedures to be followed in connection therewith. The Plan Supplement will include a substantially final form of the Implementation Memorandum.

61.               “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

62.               “Intercompany Claim” means any Claims of one Debtor against another Debtor.

63.            “Intercompany Interest” means any shares of stock, units, options, warrants, rights and/or other instruments evidencing an ownership interest in any of the entities collectively constituting the Debtors, other than Existing Parent Equity Interests, authorized, existing, and/or issued prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, in each case only to the extent held by any of the Debtor entities.

64.               “Interest” means any (i) Equity Security or (ii) issued, unissued, authorized, or outstanding shares of capital stock, partnership and limited liability company interests, or similar interests in the Debtors together with any warrants, options, or contractual rights to purchase or acquire such capital stock or interests at any time, and all rights arising with respect thereto.

65.               “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

66.               “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

67.              “Liquidating Trust” means the trust created pursuant to Article IV of the Plan and the Liquidating Trust Agreement, which trust shall contain the Liquidating Trust Assets, which shall be administered by the Liquidating Trustee.

68.              “Liquidating Trust Amount” means Cash set aside by the Liquidating Trustee to be held and maintained by the Liquidating Trust in the Liquidating Trust Reserve Account, in an amount set forth in the Wind-Down Budget, for the purpose of paying the expenses incurred by the Liquidating Trustee (including fees and expenses for professionals retained by the Liquidating Trust) in connection with the Liquidating Trust and any obligations imposed on the Liquidating Trustee or the Liquidating Trust, including expenses relating to the performance of the Liquidating Trustee’s obligations under the Liquidating Trust Agreement and the Plan (including any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets).

69.                “Liquidating Trust Reserve Account” shall have the meaning ascribed to it in Article IV.C.4 of the Plan.

70.               “Liquidating Trust Agreement” means the agreement to be dated as of the Effective Date establishing and setting forth the provisions of the Liquidating Trust, substantially in the form contained in the Plan Supplement and in form and substance acceptable to the Requisite Consenting Lenders.

71.             “Liquidating Trust Assets” means (i) all remaining assets of each of the Debtors which have not been sold or abandoned prior to the Effective Date, (ii) all Cash owned by each of the Debtors on the Effective Date, other than Cash to fund the Wind-Down Amount pursuant to the Wind-Down Budget unless such Cash has become a Liquidating Trust Asset in accordance with Article IV.C.1, IV.C.2, or IV.C.3 of the Plan, (iii) all assets recovered by the Liquidating Trustee on behalf of the Liquidating Trust on or after the Effective Date through enforcement, resolution, settlement, collection, return, or otherwise, (iv) all Causes of Action, other than Released Causes of Action, owned by the Debtors on the Effective Date, (v) any proceeds resulting from the Liquidating Trustee’s investment of the Liquidating Trust Assets on or after the Effective Date, and (vi) the Debtors’ books and records, including, without limitation, all documents, communications, and information of the Debtors, including, without limitation, such documents, communications and information protected by the attorney-client privilege, the work-product privilege, and any other applicable evidentiary privileges.

72.               “Liquidating Trust Beneficiaries” means Holders of Allowed Class 3 Claims.

73.              “Liquidating Trust Interests” means the beneficial interests in the Liquidating Trust to be issued to the Liquidating Trust Beneficiaries pursuant to the Plan and the Liquidating Trust Agreement.

74.             “Liquidating Trustee” shall have the meaning ascribed to it in Article IV.B.6 of the Plan and the initial Liquidating Trustee shall be identified in the Plan Supplement.

75.             “Net Proceeds” means the proceeds of the Liquidating Trust Assets, minus the Wind-Down Amount unless such Cash has become a Liquidating Trust Asset in accordance with Article IV.C.1, IV.C.2, or IV.C.3 of the Plan.

76.               “Notice of Non-Voting Status” has the meaning set forth in the Disclosure Statement Order.

77.               “Opt-Out Release Form” has the meaning set forth in the Disclosure Statement Order.

78.            “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

79.               “Other Secured Claim” means any Claim that is Secured, other than the Term B Secured Claims.

80.               “Other Secured Claims Reserve Account” shall have the meaning ascribed to it in Article IV.C.2 of the Plan.

81.               “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

82.               “Petition Date” means August 31, 2021, the date on which the Debtors commenced the Chapter 11 Cases.

83.            “Plan” means this Joint Plan of Liquidation of Sequential Brands Group, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as may be amended and supplemented, including the Plan Supplement which is incorporated herein by reference.

84.          “Plan Documents” means the Plan, Disclosure Statement, Plan Supplement, the Liquidating Trust Agreement, the Implementation Memorandum, and the other agreements and documentation effectuating the Plan.

85.            “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits, in form and substance acceptable to the Debtors and reasonably acceptable to the Requisite Consenting Lenders, to be Filed by the Debtors no later than seven days prior to the Plan Objection Deadline (as set forth in the Disclosure Statement Order), including (i) the Liquidating Trust Agreement, (ii) the Implementation Memorandum, and (iii) the Assumed Executory Contract and Unexpired Lease List. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above. The Debtors shall have the right, with the prior written consent of the Requisite Consenting Lenders (email to suffice), to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with Article XI.A of the Plan.

86.           “Plan Transactions” means the series of transactions intended to minimize out of pocket costs, fees, and taxes associated with the dissolution of the Debtors, all of which steps shall be set forth in the Implementation Memorandum.

87.               “Prepetition Term B Liens” has the meaning ascribed in the DIP Orders.

88.               “Priority Tax Claim” means the Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.

89.               “Pro Rata” means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of the Claims or Interests in that Class, or to the aggregate amount of the Claims or Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest, under the Plan.

90.          “Professional Fee Claims” means Claims against the Debtors of Professional Persons or any other Person for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330, 331, 363, 503(b), or 1103 of the Code.

91.               “Professional Fee Claims Bar Date” means 4:00 p.m. prevailing Eastern Time on the date that is 90 days after the Effective Date.

92.               “Professional Fee Claims Reserve Account” shall have the meaning ascribed to it in Article IV.C.3 of the Plan.

93.         “Professional Persons” means all attorneys, accountants, financial advisors, investment bankers, appraisers, consultants, and other professionals retained or to be compensated pursuant to an order of the Bankruptcy Court entered under section 327, 328, 330, 331, 363, 503(b), or 1103 of the Code.

94.               “Proof of Claim” means a proof of Claim Filed by a Holder on account of such Claim.

95.               “Rejection Claim” means any Claim for damages as a result of the rejection of an Executory Contract or Unexpired Lease.

96.               “Released Causes of Action” means all Causes of Action (i) released prior to the Effective Date, by Order of the Bankruptcy Court, during the Chapter 11 Cases and (ii) released pursuant to the Plan or any Plan Document.

97.               “Released Party” means each of the following in its respective capacity as such: (i) the Debtors, (ii) the Term B Lenders, (iii) the Term B Agent, (iv) the DIP Lenders, (v) the DIP Agent, and (vi) with respect to each of the Entities in clauses (i) through (v), each such Entity’s current and former Affiliates and subsidiaries and each such Entity’s, Affiliate’s, and subsidiary’s respective current and former officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; provided that in each case, an Entity shall not be a Released Party if it timely “opts-out” of the releases set forth in Article VIII.B.2 of this Plan by checking the box on its respective Ballot.

98.              “Releasing Party” means (i) the Debtors, (ii) the Estates, (iii) any Entity seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, (iv) all Holders of Claims that (a) vote to accept this Plan and/or (b) are entitled to vote to accept or reject this Plan and that abstain from voting on this Plan or vote to reject this Plan but, in either case, do not “opt-out” of the releases set forth in Article VIII.B.2 of this Plan by checking the opt-out box on their respective Ballot and submitting the Ballot such that the Ballot is timely received and effective, and (v) the Released Parties.

99.               “Requisite Consenting Lenders” has the meaning ascribed in the RSA.

100.            “Retained Professionals” means (x) the Persons set forth on Exhibit B to the Disclosure Statement to be retained by the Liquidating Trust immediately following the Effective Date on the general terms set forth on Exhibit B to the Disclosure Statement and (y) such other Persons as the Liquidating Trustee shall deem reasonable and necessary to retain following the Effective Date, as permitted by the Liquidating Trust Agreement.

101.            “RSA” means that certain Restructuring Support Agreement, dated as of August 31, 2021, by and between the Debtors and the Term B Lenders party thereto.

102.            “Sale Order” means, each of the (i) Order (I) Approving Purchase Agreement Among Debtors and Gainline Galaxy Holdings LLC, (II) Approving Sale of Certain of Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (III) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (IV) Granting Related Relief [Docket No. 278]; (ii) Order (I) Authorizing the Sale of Certain Assets of the Debtors to Centric Brands LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts in Connection Therewith, and (III) Granting Related Relief [Docket 279]; (iii) Order (I) Authorizing the Sale of Certain Assets of the Debtors to With You Inc. Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts in Connection Therewith, and (III) Granting Related Relief [Docket No. 280]; and (iv) Order (I) Authorizing the Sale of Certain Assets of the Debtors to JJWHP, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts in Connection Therewith, and (III) Granting Related Relief [Docket No. 281].

103.           “Sale Transaction” means each sale of the Debtors’ assets pursuant to an Asset Purchase Agreement and a Sale Order.

104.           “Schedules” means the Schedules of Assets and Liabilities filed with the Bankruptcy Court in each of the Chapter 11 Cases, as amended from time to time in accordance with Bankruptcy Rule 1009.

105.           “Secured” means when referring to a Claim: (i) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (ii) Allowed as such pursuant to the Plan.

106.           “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder.

107.           “Section 510 Claims” means any Claim (i) arising from (a) rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors or (b) purchase or sale of such a security or (ii) subject to subordination in accordance with section 510 of the Bankruptcy Code or otherwise.

108.           “Security” means a “security” as defined in section 2(a)(1) of the Securities Act.

109.           “Sequential Parent” means the Debtor Sequential Brands Group, Inc.

110.           “Term B Agent” means Wilmington Trust, National Association, in its capacity as Administrative Agent and Collateral Agent under the Term B Loan Documents.

111.           “Term B Credit Agreement” means that certain Credit Agreement, dated as of July 1, 2016, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among certain Debtors, the Term B Agent and the Term B Lenders.

112.           “Term B Lenders” means the lenders under the Term B Credit Agreement.

113.           “Term B Loan Documents” means the “Loan Documents” as defined in the Term B Credit Agreement.

114.           “Term B Secured Claim” means any and all Claims against any of the Debtors, arising under, related to, on account of or evidenced by the Term B Loan Documents.

115.           “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

116.           “Unimpaired” means, solely with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

117.           “Unsecured Claim” means any Claim that is not an Administrative/Priority Claim, Other Secured Claim, Term B Secured Claim, Section 510 Claim, or Intercompany Claim.

118.           “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

119.           “Voting Deadline” means the date and time by which all ballots to accept or reject the Plan must be received in order to be counted under the Order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information, pursuant to section 1125(a) of the Bankruptcy Code, and authorizing the Debtors to solicit acceptances of the Plan.

120.           “Wind-Down Amount” means, pursuant to the terms set forth in this Plan, Cash in an amount sufficient to fund each of the Wind-Down Reserve Accounts pursuant to the Wind-Down Budget.

121.           “Wind-Down Budget” means a budget mutually agreed between the Debtors and the Requisite Consenting Lenders.

122.           “Wind-Down Reserve Accounts” means the (i) the Administrative/Priority Claims Reserve Account, (ii) the Other Secured Claims Reserve Account, (iii) the Professional Fee Claims Reserve Account, and (iv) the Liquidating Trust Reserve Account.

B.           Rules of Interpretation.

For purposes of the Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender, (ii) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions, (iii) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented from time to time, (iv) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns, (v) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan hereto, (vi) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement, (vii) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (viii) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules, (ix) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (x) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code (other than section 102(5) of the Bankruptcy Code) shall apply, (xi) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, (xii) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management and Electronic Case Filing system, (xiii) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended, modified, or supplemented from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated, (xiv) any immaterial effectuating provisions may be interpreted by the Debtors or by the Liquidating Trustee, as applicable, in such a manner that is consistent with the overall purpose and intent of the Plan, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and (xv) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

C.           Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan or any Plan Document shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.           Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

Article II.
ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, and professional fee claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.          Administrative Claims.

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment of its Allowed Administrative Claim, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either (i) on the Effective Date, or as soon as practicable thereafter or (ii) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which such Administrative Claim is Allowed by a Final Order, or as soon as reasonably practicable thereafter, and all requests for payment of an Administrative Claim must be Filed with the Bankruptcy Court and served on counsel to the Liquidating Trustee, counsel to the Debtors, and the U.S. Trustee no later than the Administrative Claim Bar Date.

B.           Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, the Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

C.           Claims in Connection with Debtor-in-Possession Financing.

Except to the extent that a Holder of a DIP Claim agrees to a less favorable treatment of its DIP Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each DIP Claim, on the Effective Date, all DIP Claims shall be paid in full in Cash. Upon the indefeasible payment in full of the DIP Claims, all Liens granted pursuant to the DIP Credit Agreement, the other DIP Documents, and the DIP Orders shall be deemed released, terminated and extinguished.

D.           Professional Fee Claims.

All final applications for payment of Professional Fee Claims shall be filed with the Bankruptcy Court and served on the Debtors, counsel for the Requisite Consenting Lenders, and the Liquidating Trustee on or before the Professional Fee Claims Bar Date or such later date as may be agreed to by the Liquidating Trustee. Each holder of an Allowed Professional Fee Claim shall be paid in Cash from the Liquidating Trust in an amount equal to such Allowed Professional Fee Claim on or as soon as reasonably practicable after the first Business Day following the date upon which such Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim.

Article III.
CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS

A.           Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims, Priority Tax Claims, and Professional Fee Claims, are classified in the Classes set forth in Article III of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	Term B Secured Claims	Impaired	Entitled to Vote
Class 4	General Unsecured Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 5	Section 510 Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 6	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 7	Intercompany Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 8	Existing Parent Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.            Treatment of Claims and Interests.

Class 1—Other Secured Claims.

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment of its Allowed Other Secured Claim, on the Effective Date or as soon as reasonably practicable thereafter or, if the Other Secured Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which such Other Secured Claim is Allowed by Final Order, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other Secured Claim shall receive, in full and complete settlement, release, and discharge of such Claim, at the option of the Debtors and the Requisite Consenting Lenders, the following treatment: (i) payment in full (in Cash) of such Allowed Other Secured Claim on the later of (a) the Effective Date (or as soon thereafter as reasonably practicable) and (b) as soon as practicable after the date such Allowed Other Secured Claim becomes due and payable; (ii) satisfaction of such Allowed Other Secured Claim by delivering the collateral securing such Allowed Other Secured Claim and paying any interest required to be paid under section 506(b) of the Bankruptcy Code, (iii) reinstatement of such Allowed Other Secured Claim, or (iv) such other treatment rendering such Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired under the Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Class 2—Other Priority Claims.

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment of its Allowed Other Priority Claim, on the Effective Date or as soon as reasonably practicable thereafter or, if the Other Priority Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which such Other Priority Claim is Allowed by Final Order, or as soon as reasonably practicable thereafter, each Holder of an Allowed Other Priority Claim shall receive, in full and complete settlement, release, and discharge of such Claim, at the option of the Debtors and the Requisite Consenting Lenders, the following treatment: (i) payment in full (in Cash) of such Allowed Other Priority Claim on the later of (a) the Effective Date (or as soon thereafter as reasonably practicable) and (b) as soon as practicable after the date such Allowed Other Priority Claim becomes due and payable or (ii) such other treatment rendering such Allowed Other Priority Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 2 is Unimpaired under the Plan. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

Class 3—Term B Secured Claims.

(a)	Classification: Class 3 consists of all Term B Secured Claims.

(b)	Treatment: Each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Liquidating Trust Interests in accordance with Article IV.B.2 of the Plan on account of such Holder’s Term B Secured Claim(s) against the Debtors, which shall entitle such holder to distributions from the Liquidating Trust as and to the extent set forth in the Plan and the Liquidating Trust Agreement; provided, however, that if the Debtors and the Requisite Consenting Lenders agree, the Liquidating Trust may assume certain Term B Secured Claim(s) in an amount to be agreed; provided, further, however, no Holder of a Term B Secured Claim will recover more than the full amount of its Term B Secured Claim.

(c)	Voting: Class 3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

Class 4—General Unsecured Claims.

(a)	Classification: Class 4 consists of all general Unsecured Claims.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all General Unsecured Claims shall be cancelled and extinguished. Holders of General Unsecured Claims shall not receive any distribution or retain any property pursuant to the Plan.

(c)	Voting: Class 4 is Impaired under the Plan. Each Holder of an Allowed Claim in Class 4 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

Class 5—Section 510 Claims.

(a)	Classification: Class 5 consists of all Section 510 Claims.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all Section 510 Claims shall be cancelled and extinguished. Holders of Section 510 Claims shall not receive any distribution or retain any property pursuant to the Plan.

(c)	Voting: Class 5 is Impaired under the Plan. Each Holder of an Allowed Claim in Class 5 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

Class 6—Intercompany Claims.

(a)	Classification: Class 6 consists of all Intercompany Claims.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in accordance with the Implementation Memorandum, each Intercompany Claim shall be (i) reinstated, in full or in part, and treated in the ordinary course of business or (ii) cancelled and discharged, as mutually agreed upon by the Debtors and the Requisite Consenting Lenders. Holders of such Intercompany Claims shall not receive or retain any property on account of such claims to the extent that such Intercompany Claim is cancelled and discharged.

(c)	Voting: Class 6 is Impaired under the Plan. Each Holder of an Allowed Claim in Class 6 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

Class 7—Intercompany Interests.

(a)	Classification: Class 7 consists of all Intercompany Interests.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in accordance with the Implementation Memorandum, each Intercompany Interest shall be (i) reinstated, in full or in part, and treated in the ordinary course of business or (ii) cancelled and discharged, as mutually agreed upon by the Debtors and the Requisite Consenting Lenders. Holders of such Intercompany Interests shall not receive or retain any property on account of such Interests to the extent that such Intercompany Interest is cancelled and discharged.

(c)	Voting: Class 7 is Impaired under the Plan. Each Holder of an Allowed Interest in Class 7 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

Class 8—Existing Parent Equity Interests.

(a)	Classification: Class 8 consists of all Existing Parent Equity Interests.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all Existing Parent Equity Interests shall be cancelled and extinguished. Holders of Existing Parent Equity Interests shall not receive any distribution or retain any property pursuant to the Plan.

(c)	Voting: Class 8 is Impaired under the Plan. Each Holder of an Allowed Interest in Class 8 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

C.           Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.           Acceptance or Rejection of the Plan.

1.	Voting Classes.

Class 3 is Impaired under the Plan. The Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.

2.	Presumed Acceptance of the Plan.

Classes 1 and 2 are Unimpaired under the Plan. The Holders of Claims in such Classes are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

3.	Deemed Rejection of the Plan.

Classes 4, 5, 6, 7, and 8 are Impaired under the Plan. The Holders of Claims in Classes 4, 5, and 6 and the Holders of Interests in Classes 7 and 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

E.           Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

F.           Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Provided Class 3 votes to accept the Plan, the Debtors request Confirmation pursuant to section 1129(b) of the Bankruptcy Code.

G.           Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at or before the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan. Any dispute with respect to Impairment that is not raised in sufficient time to enable the Bankruptcy Court to determine such dispute on or prior to the Confirmation Date shall be deemed waived.

H.           Subordinated Claims.

Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

I.            Provision Governing Allowance and Defenses to Claims.

On and after the Effective Date, the Liquidating Trust shall have all of the Debtors’ and the Estates’ rights under section 558 of the Bankruptcy Code. Nothing under the Plan shall affect the rights and defenses of the Debtors, the Estates, and the Liquidating Trust in respect of any Claim not allowed by Final Order, including all rights in respect of legal and equitable objections, defenses, setoffs, or recoupment against such Claims. The Liquidating Trust may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made) any claims of any nature whatsoever that the Estates or the Liquidating Trust may have against the Claim Holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trust of any such Claim it may have against such Claim Holder. The Liquidating Trustee may (i) designate any Claim as Allowed at any time from and after the Effective Date and (ii) may designate any Claim Disputed and not Allowed at any time from and after the Effective Date until the Claim Objection Deadline, other than Claims that have already become Allowed by Final Order.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.          Plan Transactions.

The Plan is being proposed as a joint plan of liquidation of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of liquidation for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

On the Effective Date or as soon as practicable thereafter, as provided in the Implementation Memorandum, the Debtors shall effect the Plan Transactions. Notwithstanding anything to the contrary in the Plan, the means and timing for implementation of the Plan Transactions are set forth in the Implementation Memorandum.

Without limiting the foregoing, unless otherwise provided by the Implementation Memorandum, all such Plan Transactions will be deemed to occur on the Effective Date or as soon as practicable thereafter and may include one or more mergers, conversions, consolidations, dispositions, liquidations or dissolutions, as may be determined by the Debtors to be necessary or appropriate. Subject to the immediately preceding sentence, the actions to effect these transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, conversion, consolidation, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree, (iii) the filing of appropriate certificates or articles of merger, conversion, consolidation, dissolution or change in corporate form pursuant to applicable state law, and (iv) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Any such transactions may be effected on or subsequent to the Effective Date without any further action by the Debtors. All documents, agreements, and instruments entered into and delivered on or as of the Effective Date, or as soon as practicable thereafter, contemplated by or in furtherance of the Plan shall become and shall remain effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).

B.           The Liquidating Trust.

1.	Execution of the Liquidating Trust Agreement

On or before the Effective Date, the Liquidating Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidating Trust and the Liquidating Trust Interests, which shall be for the benefit of the Liquidating Trust Beneficiaries. Article IV.B of the Plan sets forth certain of the rights, duties, and obligations of the Liquidating Trustee. In the event of any conflict between the terms of Article IV.B of the Plan and the terms of the Liquidating Trust Agreement, unless otherwise specified in the Plan, the terms of the Liquidating Trust Agreement shall govern.

2.	Interests in the Liquidating Trust

There shall be one class of interests in the Liquidating Trust. The Liquidating Trust shall issue the Liquidating Trust Interests to the Holders of Allowed Term B Secured Claims in accordance with Article III.B.3 of the Plan so that each Holder of an Allowed Term B Secured Claim shall receive a percentage of the Liquidating Trust Interests equal to such Holder’s Allowed Term B Secured Claim divided by the sum of all Term B Secured Claims. Liquidating Trust Interests shall be uncertificated. The Liquidating Trust Beneficiaries shall be bound by the Liquidating Trust Agreement. If the Debtors and the Requisite Consenting Lenders agree, the Liquidating Trust may assume certain Term B Secured Claim(s) in an amount to be agreed; provided, however, no Holder of a Term B Secured Claim will recover more than the full amount of its Term B Secured Claim. Notwithstanding anything to the contrary in this Plan or any Plan Document, if the Liquidating Trust assumes any Term B Secured Claim, such Term B Secured Claim shall continue to be secured by the Prepetition Term B Liens, which for the avoidance of doubt, shall provide a first priority security interest in, and continuing lien on, the Liquidating Trust Assets.

3.	Purpose of the Liquidating Trust

The Liquidating Trust shall be established to administer certain post-Effective Date responsibilities and wind-down under the Plan, including, but not limited to, (i) resolving all Disputed Administrative/Priority Claims and Disputed Other Secured Claims, (ii) prosecuting, settling, and resolving Causes of Action (other than the Released Causes of Action), (iii) recovering, through enforcement, resolution, settlement, collection, or otherwise, assets on behalf of the Liquidating Trust (which assets shall become part of the Liquidating Trust Assets), (iv) abandoning, liquidating, and reducing to Cash the Liquidating Trust Assets, as necessary, and (v) distributing the Liquidating Trust Assets. The Liquidating Trust has no objective to continue or engage in the conduct of a trade or business.

4.	Liquidating Trust Assets

The Liquidating Trust shall consist of the Liquidating Trust Assets and the Wind-Down Reserve Accounts. On the Effective Date, as provided in the Implementation Memorandum, the Debtors shall transfer all of the Liquidating Trust Assets and the Wind-Down Reserve Accounts then held by the Debtors to the Liquidating Trust free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided in the Plan, including, without limitation, pursuant to Article III.B and Article IV.B of the Plan. The transfer of the Liquidating Trust Assets and the Wind-Down Reserve Accounts to the Liquidating Trust shall not affect any attorney-client privilege, the work-product privilege, and any other applicable evidentiary privileges of the Debtors, which such privileges shall be expressly transferred and assumed by the Liquidating Trust.

5.	Governance of the Liquidating Trust

The Liquidating Trust shall be governed by the Liquidating Trustee in consultation with the Class 3 Representative.

6.	Role of the Liquidating Trustee

On the Effective Date, the Debtors shall appoint a trustee, whose identity shall be acceptable to the Debtors and the Requisite Consenting Lenders, to oversee the Liquidating Trust (the “Liquidating Trustee”) and the wind-down of the Debtors’ estates. In furtherance of and consistent with the purposes of the Liquidating Trust and the Plan, the Liquidating Trustee shall have the power and authority to, among other things, (i) hold, manage, sell, invest, and distribute to the Liquidating Trust Beneficiaries the Net Proceeds of the Liquidating Trust Assets, (ii) hold the Liquidating Trust Assets for the benefit of the Liquidating Trust Beneficiaries, (iii) prosecute and resolve (a) objections to Claims and (b) subject to obtaining necessary approval of the Bankruptcy Court, any claims for equitable subordination and recharacterization in connection with such objections, (iv) prosecute, resolve, and satisfy Administrative/Priority Claims and Other Secured Claims, (v) prosecute, settle, and resolve Causes of Action (other than the Released Causes of Action), (vi) recover assets through enforcement, resolution, settlement, collection, or otherwise on behalf of the Liquidating Trust, (vii) abandon, liquidate, and reduce to Cash the Liquidating Trust Assets, as necessary, pursuant to the Liquidating Trust Agreement, (viii) perform such other functions as are provided in the Plan and the Liquidating Trust Agreement, and (ix) administer the closure of the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules. The Liquidating Trustee shall be responsible for all decisions and duties with respect to the Liquidating Trust and the Liquidating Trust Assets and shall file periodic public reports on the status of reconciliation and distributions, which reports may be included in the quarterly reporting required by the U.S. Trustee. In all circumstances, the Liquidating Trustee shall act in the best interests of all Liquidating Trust Beneficiaries and in furtherance of the purpose of the Liquidating Trust, and in accordance with the Liquidating Trust Agreement and not in its own best interest.

7.	Transferability of Liquidating Trust Interests

Liquidating Trust Interests shall be transferable only (i) as permitted by the Liquidating Trust Agreement and (ii) to the extent that the transferability thereof would not require the Liquidating Trust to register the beneficial interests under Section 12(g) of the Securities Exchange Act of 1934, as amended.

8.	Investment of Liquidating Trust Assets

The Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by the Liquidating Trust Agreement or as otherwise permitted by an order of the Bankruptcy Court.

9.	Costs and Expenses of Liquidating Trustee

The costs and expenses of the Liquidating Trust, including the fees and expenses of the Liquidating Trustee and its professionals, and other professionals retained on behalf of the Liquidating Trust (including the Retained Professionals), shall be paid out of the Liquidating Trust Reserve Account, subject to the terms of the Liquidating Trust Agreement.

10.	Compensation of Liquidating Trustee

The Liquidating Trustee shall be entitled to reasonable compensation, subject to the terms of the Liquidating Trust Agreement, in an amount consistent with that of similar functionaries in similar types of bankruptcy cases. Such compensation shall be payable from the Liquidating Trust Reserve Account, subject to the terms of the Liquidating Trust Agreement.

11.	Distribution of Liquidating Trust Assets

Subject to Article VI of the Plan, the Liquidating Trustee shall distribute (to the extent there are sufficient Liquidating Trust Assets available for distribution in accordance with the Liquidating Trust Agreement), beginning on the first Business Day following the Effective Date, or as soon thereafter as is reasonably practicable, the appropriate Net Proceeds of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries in proportion to the Liquidating Trust Interests held by such Liquidating Trust Beneficiary. The Liquidating Trustee shall utilize, in accordance with the Liquidating Trust Agreement and the Plan, Cash from the Liquidating Trust Reserve Account in amounts sufficient to (i) fund costs and expenses of the Liquidating Trust, including, without limitation, the fees and expenses of the Liquidating Trustee, its professionals, and the Retained Professionals, (ii) compensate the Liquidating Trustee, and (iii) satisfy other liabilities incurred by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement (including any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets).

12.	Retention of Professionals by Liquidating Trustee and Liquidating Trust

The Liquidating Trustee may retain and reasonably compensate counsel and other professionals to assist in his or her duties as Liquidating Trustee or to assist on behalf of the Liquidating Trust on such terms as the Liquidating Trustee deems appropriate without Bankruptcy Court approval, subject to the provisions of the Liquidating Trust Agreement. The Liquidating Trustee may retain any professional who represented parties in interest, including the Debtors, the Term B Lenders and/or the Requisite Consenting Lenders in the Chapter 11 Cases, as well as any current and/or former employee of the Debtors. All fees and expenses incurred in connection with the foregoing shall be payable from the Liquidating Trust Reserve Account subject to the terms of the Liquidating Trust Agreement. Notwithstanding anything herein to the contrary or in the Liquidating Trust Agreement, immediately following the Effective Date, the Retained Professionals shall be retained by the Liquidating Trust.

13.	U.S. Federal Income Tax Treatment and Reporting of Liquidating Trust

For all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) shall treat the Liquidating Trust, other than any portion thereof in respect of Disputed Claims (the “Disputed Claims Reserve”), as a liquidating trust under Treasury Regulation Section 301.7701-4 and that the trust be owned by the Liquidating Trust Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Liquidating Trust Beneficiaries be treated as if they had received a distribution from the Estates of an undivided interest in the Liquidating Trust Assets (to the extent of the value of their respective share in the applicable Assets) and then contributed such interests to the Liquidating Trust, and the Liquidating Trust’s Beneficiaries will be treated as the grantors and owners thereof.

For all U.S. federal and applicable state and local income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the Disputed Claims Reserve as a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9. Following the funding of the Liquidating Trust, Sequential Parent shall provide a “§ 1.468B-9 Statement” in respect of the Disputed Claims Reserve to the Liquidating Trustee in accordance with Treasury Regulation section 1.468B-9(g).

The Liquidating Trustee shall be responsible for filing all federal, state, and local tax returns for the Liquidating Trust and for the Debtors. The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust or the Liquidating Trust Assets. The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

The Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions made by the Liquidating Trust shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a Distribution, the Holder of an Allowed Claim complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each Holder. Notwithstanding any other provision of the Plan, (i) each Holder of an Allowed Claim that is to receive a Distribution from a Liquidating Trust shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income and other tax obligations, on account of such Distribution and (ii) no Distribution shall be made to or on behalf of such Holder under the Plan unless and until such Holder has made arrangements satisfactory to the Liquidating Trustee to allow it to comply with its tax withholding and reporting requirements. Any property to be distributed by the Liquidating Trust shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution to be held by the Liquidating Trustee, as the case may be, until such time as Liquidating Trustee is satisfied with the Holder’s arrangements for any withholding tax obligations.

14.	Indemnification of Liquidating Trustee

The Liquidating Trustee (and its agents and professionals) shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Liquidating Trustee or the Liquidating Trust, except those acts arising out of its or their actual fraud or willful misconduct, each as determined by a final order from a court of competent jurisdiction. The Liquidating Trustee (and its agents and professionals) shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the Liquidating Trustee or the Liquidating Trust, except for any actions or inactions involving actual fraud or willful misconduct, each as determined by a final order from a court of competent jurisdiction. Any indemnification claim of the Liquidating Trustee and the other parties entitled to indemnification under this subsection shall be satisfied (i) first from the Liquidating Trust Reserve Account and (ii) second from the Liquidating Trust Assets, as provided in the Liquidating Trust Agreement. The Liquidating Trustee shall be entitled to rely, in good faith, on the advice of its professionals.

C.           Reserve Accounts.

On the Effective Date, Cash shall be placed into the Wind-Down Reserve Accounts comprised of the (i) Administrative/Priority Claims Reserve Account, (ii) Other Secured Claims Reserve Account, (iii) Professional Fee Claims Reserve Account, and (iv) Liquidating Trust Reserve Account, in each case, pursuant to the terms of this Plan. The Wind-Down Reserve Accounts shall be transferred from the Debtors to the Liquidating Trust, and thereafter administered by the Liquidating Trustee, on the Effective Date.

1.       Administrative/Priority Claims Reserve Account

Prior to the Effective Date, the Debtors shall establish a reserve account (the “Administrative/ Priority Claims Reserve Account”) in an amount equal to the estimated Administrative/Priority Claims (other than Professional Fee Claims, which shall be placed in the Professional Fee Claims Reserve Account) pursuant to and in accordance with the Wind-Down Budget. The Administrative/Priority Claims Reserve Account shall be funded with Cash. The funds in the Administrative/Priority Claims Reserve Account shall be used solely for the payment of Allowed Administrative/Priority Claims (other than Professional Fee Claims) in accordance with Articles II or III (as applicable) and VI.B of the Plan. To the extent funds held in the Administrative/Priority Claims Reserve Account relate to Administrative/Priority Claims that (i) have been Disallowed by the Bankruptcy Court, (ii) are no longer claimed, as evidenced by a written release of such Claim, or (iii) have been satisfied by a means other than Cash in accordance with Articles II or III (as applicable) of the Plan, then such funds shall become Liquidating Trust Assets pursuant to the Plan. The Administrative/Priority Claims Reserve Account shall be closed once all required payments have been made. Any funds remaining in the Administrative/Priority Claims Reserve Account after all required payments have been made shall become Liquidating Trust Assets pursuant to the Plan. In the event Cash in the Administrative/Priority Claims Reserve Account is insufficient to satisfy all Allowed Administrative/Priority Claims (other than Professional Fee Claims), such Allowed Claims shall be satisfied from funds held in the Liquidating Trust Reserve Account.

2.       Other Secured Claims Reserve Account

Prior to the Effective Date, the Debtors shall establish a reserve account (the “Other Secured Claims Reserve Account”) in an amount equal to the estimated Other Secured Claims pursuant to the Wind-Down Budget. The Other Secured Claims Reserve Account shall be funded with Cash. The funds in the Other Secured Claims Reserve Account shall be used solely for the payment of Allowed Other Secured Claims in accordance with Articles III.B.2 and VI.B of the Plan. To the extent funds held in the Other Secured Claims Reserve Account relate to Other Secured Claims that (i) have been Disallowed by the Bankruptcy Court, (ii) are no longer claimed, as evidenced by a written release of such Claim, or (iii) have been satisfied by a means other than Cash in accordance with Article III.B.2 the Plan, then such funds shall become Liquidating Trust Assets pursuant to the Plan. The Other Secured Claims Reserve Account shall be closed once all required payments have been made. Any funds remaining in the Other Secured Claims Reserve Account after all required payments have been made shall become Liquidating Trust Assets pursuant to the Plan. In the event Cash in the Other Secured Claims Reserve Account is insufficient to satisfy all Allowed Other Secured Claims, such Allowed Claims shall be satisfied from funds held in the Liquidating Trust Reserve Account.

3.       Professional Fee Claims Reserve Account

Prior to the Effective Date, the Debtors shall establish a reserve account (the “Professional Fee Claims Reserve Account”) in an amount equal to the estimated Professional Fee Claims pursuant to the Wind-Down Budget. The Professional Fee Claims Reserve Account shall be funded with Cash. The funds in the Professional Fee Claims Reserve Account shall be used solely for the payment of Allowed Professional Fee Claims in accordance with Article II.D of the Plan. To the extent funds held in the Professional Fee Claims Reserve Account relate to Professional Fee Claims that have been satisfied by a means other than Cash in accordance with Article II.D the Plan, then such funds shall become Liquidating Trust Assets pursuant to the Plan. The Professional Fee Claims Reserve Account shall be closed once all required payments have been made. Any funds remaining in the Professional Fee Claims Reserve Account after all required payments have been made shall become Liquidating Trust Assets pursuant to the Plan. In the event Cash in the Professional Fee Claims Reserve Account is insufficient to satisfy all Allowed Professional Fee Claims, such Allowed Claims shall be satisfied from funds held in the Liquidating Trust Reserve Account.

4.       Liquidating Trust Reserve Account

Prior to the Effective Date, the Debtors shall establish a reserve account (the “Liquidating Trust Reserve Account”) in an amount equal to the Liquidating Trust Amount. The Liquidating Trust Reserve Account shall be closed once all required payments have been made. Any funds remaining in the Liquidating Trust Reserve Account after all required payments have been made shall become Liquidating Trust Assets pursuant to the Plan.

D.           Governance, Directors and Officers; Employment-Related Agreements and Compensation Programs; Other Agreements.

Pursuant to section 1142 of the Bankruptcy Code, the following shall occur and be effective as of the Effective Date, if no such other date is specified in such other documents, including the Implementation Memorandum, and shall be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders, members, managers or directors of the Debtors: (i) the Plan Transactions, (ii) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, (iii) appointment of the Liquidating Trustee, as provided in the Plan, (iv) all actions necessary to effectuate the Liquidating Trust Agreement and the Liquidating Trust, and (v) any other matters provided for under the Plan or described in the Implementation Memorandum or any Plan Document involving the Liquidating Trust, the corporate structure of the Debtors, or any action to be taken by or required of a Debtor.

E.           Cancellation of Existing Securities and Agreements.

On the Effective Date, except to the extent otherwise provided in the Plan or the Implementation Memorandum, all notes, instruments, certificates, and other documents evidencing Claims or Interests, shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided, however, that notwithstanding Confirmation or Consummation, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors.

F.           Corporate Action.

Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, partners, members, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, partners, members, directors, or comparable governing bodies of the Debtors. Each of the Debtors shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Debtors by the Plan and Implementation Memorandum, to file its certificate of cancellation or dissolution as provided in the Plan and the Implementation Memorandum. The filing of such certificates of cancellation or dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, partners, members, directors, or comparable governing bodies of the Debtors.

G.           Effectuating Documents; Further Transactions.

Each of the officers of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

H.          Securities Law Matters.

The offering, issuance, or distribution of the Liquidating Trust Interests or any units or other beneficial interests in the Liquidating Trust in accordance with the Plan is exempt from the provisions of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by reason of section 1145(a) of the Bankruptcy Code. The Liquidating Trust Interests shall be transferable to the extent provided in Article IV.B.7 of the Plan.

I.            Section 1146 Exemption.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property or interests pursuant to the Plan, including the recording of any amendments to such transfers, or any new mortgages or liens placed on the property in connection with such transfers, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

J.            Administration of Taxes.

Subject to the Implementation Memorandum and the Liquidating Trust Agreement, Sequential Parent shall be responsible for all of the Debtors’ tax matters until a certificate of cancellation or dissolution for Sequential Parent shall have been filed in accordance with the Plan and Implementation Memorandum.

Following the filing of a certificate of cancellation or dissolution for Sequential Parent, subject to the Plan, the Implementation Memorandum, and the Liquidating Trust Agreement, the Liquidating Trustee shall prepare and file (or cause to be prepared and filed) on behalf of the Debtors, all tax returns, reports, certificates, forms, or similar statements or documents (collectively, “Tax Returns”) required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds, for all taxable periods ending on, prior to, or after the Effective Date.

Each of the Debtors and the Liquidating Trustee shall cooperate fully with each other regarding the implementation of Article IV.J of the Plan (including the execution of appropriate powers of attorney) and shall make available to the other as reasonably requested all information, records, and documents relating to taxes governed by Article IV.J of the Plan until the expiration of the applicable statute of limitations or extension thereof or at the conclusion of all audits, appeals, or litigation with respect to such taxes. Without limiting the generality of the foregoing, the Debtors shall execute on or prior to the filing of a certificate of cancellation or dissolution for Sequential Parent a power of attorney authorizing the Liquidating Trustee to correspond, sign, collect, negotiate, settle, and administer tax payments and Tax Returns for the taxable periods described in Article IV.J of the Plan.

The Debtors and the Liquidating Trustee shall have the right to request an expedited determination of the tax liability of the Debtors, if any, under section 505(b) of the Bankruptcy Code with respect to any tax returns filed, or to be filed, for any and all taxable periods ending on or before the filing of a certificate of cancellation or dissolution for Sequential Parent.

Following the filing of a certificate of cancellation or dissolution for Sequential Parent, subject to Liquidating Trust Agreement, the Liquidating Trustee shall have the sole right, at its expense, to control, conduct, compromise, and settle any tax contest, audit, or administrative or court proceeding relating to any liability for taxes of the Debtors and shall be authorized to respond to any tax inquiries relating to the Debtors.

K.           Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Debtors shall retain and transfer to the Liquidating Trust all rights to enforce, commence, and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, including, without limitation the right to commence, prosecute, or settle such Causes of Action, which shall be preserved notwithstanding the occurrence of the Effective Date. The Liquidating Trustee, on behalf of the Liquidating Trust, may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Liquidating Trust. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Liquidating Trust will not pursue any and all available Causes of Action against it and all rights associate therewith are expressly reserved, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled pursuant to the Plan or a Final Order (including, for the avoidance of doubt, the Released Causes of Action), all rights with respect to Causes of Action are expressly reserved for later adjudication and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Debtors reserve and shall retain the Causes of Action and shall transfer such Causes of Action to the Liquidating Trust notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, any Causes of Action that a Debtor or its Estate may hold against any Entity shall vest in the Liquidating Trust, pursuant to the terms of the Plan and Implementation Memorandum. The Liquidating Trust, through its respective authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. On or after the Effective Date, the Liquidating Trust shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.          Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, each of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Assumed Executory Contract and Unexpired Lease List (which shall be included in the Plan Supplement) as an Executory Contract or Unexpired Lease designated for assumption, (ii) which is the subject of a separate motion or notice to assume or reject Filed by the Debtors and pending as of the Confirmation Hearing, (iii) that previously expired or terminated pursuant to its own terms, or (iv) that was previously assumed or rejected by any of the Debtors. Any objection to the assumption, assumption and assignment, or rejection of an Executory Contract or Unexpired Lease, as applicable, must be Filed, served, and actually received by the counsel to the Debtors, the clerk of the Bankruptcy Court, and the U.S. Trustee on or before the Plan Objection Deadline (as set forth in the Disclosure Statement Order). The Bankruptcy Court shall rule on any such objection at the time of the Confirmation Hearing or such other date and time agreed by the parties or ordered by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or rejection will be deemed to have assented to such assumption, assumption and assignment, or rejection, as applicable.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumption of Executory Contracts and Unexpired Leases identified on the Assumed Executory Contract and Unexpired Lease List and rejection of all other Executory Contracts and Unexpired Leases, subject to the exceptions noted above, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall be transferred to the Liquidating Trust and be deemed a Liquidating Trust Asset. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, with the prior written consent of the Requisite Consenting Lenders (email to suffice), reserve the right to alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease List prior to the Confirmation Date on no less than five days’ notice to any counterparty to an Executory Contract or Unexpired Lease affected thereby.

B.           Claims Based on Rejection of Executory Contracts and Unexpired Leases.

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Rejection Claims pursuant to the Plan or otherwise must be Filed with the Claims and Balloting Agent no later than the later of 35 days after the Effective Date or 35 days after the effective date of rejection. Rejection Claims shall be classified as General Unsecured Claims and shall be treated in accordance with Article III, as applicable. Any Rejection Claims that are not timely Filed pursuant to Article V.B of the Plan shall be forever disallowed and barred.

C.           Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned, as applicable, pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount specified on the Cure Notice and Schedule in Cash on the Effective Date or in the ordinary course of business, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree and no objection to the cure amount specified on the Cure Notice and Schedule shall be permitted; provided, however, that any objection to a proposed cure amount filed pursuant to the terms of the Cure Notice and Schedule will be permitted.

The Bankruptcy Court shall rule on any disputed cure amount(s) or objection to assumption of an Executory Contract or Unexpired Lease at the time of the Confirmation Hearing or such other date and time agreed by the parties or ordered by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that failed to object to the cure amount applicable to an Executory Contract or Unexpired Lease to be assumed or assumed and assigned pursuant to the terms set forth in the Cure Notice and Schedule is deemed to have assented to such cure amount. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

In the event of a dispute regarding (i) the amount of any payments to cure a default in connection with a proposed assumption or assumption and assignment of an Executory Contract or Unexpired Lease, (ii) the ability of the Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or to be assumed and assigned, or (iii) any other matter pertaining to assumption or assumption and assignment, as applicable, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or Final Orders resolving the dispute and approving the assumption or assumption and assignment, as applicable.

Assumption, rejection, or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed or assumed and assigned Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

D.           Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. The Assumed Insurance Policies, including, without limitation, the Chubb Insurance Contracts, shall be assumed pursuant to the Plan and assigned to the Liquidating Trust.

Notwithstanding anything to the contrary in the Plan Documents (including Article V.D of the Plan and Article II.D.4 of the Disclosure Statement), the RSA, the Implementation Memorandum, the Confirmation Order, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that confers jurisdiction or purports to be preemptory or supervening or grants an injunction or release or requires a party to opt out of any releases):

(i)        on the Effective Date, all Chubb Insurance Contracts which identify any of the Debtors as first named insureds or as a counterparty thereto shall vest unaltered in their entireties with the Liquidating Trust;

(ii)        nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Chubb Companies, the Debtors (or, after the Effective Date, the Liquidating Trust), or any other individual or entity, as applicable, under any of the Chubb Insurance Contracts, and any such rights and obligations shall be determined under the Chubb Insurance Contracts and applicable non-bankruptcy law;

(iii)       to the extent the Debtors (or, after the Effective Date, the Liquidating Trust) or any “insured persons” (as defined or described in the Chubb Insurance Contracts) seek coverage or payment under any Chubb Insurance Contracts, the Chubb Companies shall be entitled to payment or reimbursement in full from the Debtors or Liquidating Trust, to the extent required under the applicable Chubb Insurance Contract (such payment or reimbursement owed to the Chubb Companies, the “Amounts Owed”), in the ordinary course and without the need for the Chubb Companies to file a Proof of Claim, Administrative Claim, or object to the Cure Notice and Schedule or any other asserted cure amount; provided that any and all rights of the Debtors, the “insured persons” (as defined or described in the Chubb Insurance Contracts) and Liquidating Trust to dispute such Amounts Owed are expressly reserved; provided, however, that the Liquidating Trust shall not be entitled to coverage as an “insured” (as defined or described in the Chubb Insurance Contracts) under the Chubb Insurance Contracts at any time without the express written consent of the Chubb Companies; and

(iv)       the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII.D of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (1) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (2) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against the Chubb Companies or third party administrator under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.D of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (3) subject to the terms of the Chubb Insurance Contracts and/or applicable non-bankruptcy law, the Chubb Companies to (A) cancel any policies under the Chubb Insurance Contracts, and (B) take other actions relating to the Chubb Insurance Contracts (including effectuating a setoff).

E.           Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned, as applicable, shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to pre-petition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

F.           Reservation of Rights.

Nothing contained in the Plan, including identification in the Assumed Executory Contract and Unexpired Lease List, shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease subject to assumption or rejection pursuant to section 365(a) of the Bankruptcy Code, or that any Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, if necessary.

G.           Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.          Distribution Record Date.

As of the close of business on the Distribution Record Date, (i) the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their agents, shall be deemed closed, (ii) there shall be no further changes in the record holders of any of such Claims or Interests, and the Debtors shall have no obligation to recognize any transfer of such Claims or Interests occurring on or after the Distribution Record Date, and (iii) the Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable; provided, however, that if the Liquidating Trust Interests are transferable as set forth in Article IV.B.7 of the Plan, then the Liquidating Trustee may set additional record dates for subsequent distributions to holders of Liquidating Trust Interests, in accordance with the Liquidating Trust Agreement.

B.           Method of Distribution Under the Plan.

On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors or the Liquidating Trustee, as applicable, shall (i) remit to holders of Allowed Administrative/Priority Claims and Allowed Other Secured Claims (in each case except as otherwise provided herein) Cash equal to the Allowed amount of such Claims from the Administrative/Priority Claims Reserve Account and Other Secured Claims Reserve Account respectively and (ii) transfer the Liquidating Trust Assets then held by the Debtors to the Liquidating Trust free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided in the Plan, including, without limitation, pursuant to Article III.B and Article IV.B of the Plan, but subject to any obligations imposed by the Plan and the Liquidating Trust Agreement, on behalf of the Liquidating Trust Beneficiaries. At the option of the Debtors or the Liquidating Trustee, as applicable, any Cash payment to be made under the Plan, the Liquidating Trust, or the Liquidating Trust Agreement, as applicable, may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

C.           Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Delivery of Distributions in General.

Except as otherwise provided in the Plan or the Liquidating Trust Agreement, all distributions to any Holder of an Allowed Claim shall be made (i) at the address for each such Holder as indicated on such Holder’s Proof of Claim, (ii) to a different address and to another party if the Debtors or Liquidating Trustee, as applicable, are so directed in writing by a Holder of an Allowed Claim, or (iii) if no Proof of Claim has been filed, as reflected in the Debtors’ books and records as of the date of any such distribution. For the avoidance of doubt, the Debtors or the Liquidating Trustee, as applicable, shall conduct a reasonable search to locate any Holder for purposes of making a distribution pursuant to Article VI.C.1 of the Plan; provided, however, that the Debtors and the Liquidating Trustee shall not be required to engage an outside consultant to conduct such search.

2.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Debtors or the Liquidating Trustee, as applicable, have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that 90 days after the date such undeliverable distribution was initially made, all such unclaimed property or interests in property shall irrevocably revert to the Liquidating Trust automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred.

D.           Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, any party issuing any instrument or making any distribution under the Plan or Liquidating Trust Agreement shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan and all Plan Documents shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Notwithstanding the foregoing, each holder of an Allowed Claim or Interest that receives a distribution under the Plan shall have responsibility for any taxes imposed by any governmental unit, including income, withholding, and other taxes, on account of such distribution. Notwithstanding any provision in the Plan to the contrary, the Debtors and the Liquidating Trustee, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding distributions pending receipt of information necessary or appropriate to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate.

E.           Time Bar to Cash Payments.

Checks issued by the Debtors or the Liquidating Trustee, as applicable, in respect of Allowed Claims shall be null and void if not negotiated within 60 days after the date of issuance thereof. Requests for re-issuance of any check shall be made to the Debtors or the Liquidating Trustee, as applicable, by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before 30 days after the expiration of the 60 day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Liquidating Trust, and any Claim in respect of such voided check shall be discharged and forever barred.

F.           Setoffs and Recoupment.

The Debtors and the Liquidating Trustee, as applicable, may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Liquidating Trust may have against the Holder of any such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidating Trustee, as applicable, of any such Claim it may have against the Holder of such Claim.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.          Disputed Claims.

On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be paid in accordance with the terms of the Plan and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Nothing in this paragraph shall in any way limit the Debtors’ or Liquidating Trustee’s rights to contest the validity, amount, or enforceability of any Claim regardless of whether a Proof of Claim is required for such Claim.

B.           Objections to Claims and Interests.

Unless a different time is set by an order of the Bankruptcy Court or otherwise established pursuant to the Plan, all objections to Claims and Interests must be Filed by the Claim Objection Deadline; provided, that no such objection may be Filed with respect to any Claim or Interest after a Final Order has been entered Allowing such Claim or Interest.

C.           Prosecution, Compromise, and Settlement.

1.	Prosecution of Disputed Claims

Except as otherwise provided herein, the Liquidating Trust shall have the right to object to all Claims on any basis. Subject to further extension by the Bankruptcy Court with or without notice, the Liquidating Trustee may object to the allowance of all Claims on or before the Claim Objection Deadline. From and after the Effective Date, the Liquidating Trust shall succeed to all of the rights, defenses, offsets, and counterclaims of the Debtors and the Estates in respect of all Claims, and in that capacity shall have the exclusive power to prosecute, defend, compromise, settle, and otherwise deal with all such objections.

2.	Compromise and Settlement of Claims

Pursuant to Bankruptcy Rule 9019(b), the Liquidating Trustee may settle any Disputed Claims (or aggregate of Claims if held by a single creditor), without notice, a hearing or Bankruptcy Court approval.

D.           No Distributions Pending Allowance.

If a Claim or Interest, or any portion of a Claim or Interest, is Disputed, no payment or distribution provided hereunder shall be made on account of such Disputed Claim or Interest, unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

E.           Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Debtors or the Liquidating Trustee, as applicable, shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.           No Discharge of Claims.

In accordance with section 1141(d)(3) of the Bankruptcy Code, the Plan does not discharge the Debtors. Nevertheless, no Entity holding a Claim against the Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Entity under the Plan. As of the Confirmation Date, all parties are precluded from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order.

Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum.

B.           Releases.

1.        Debtor Release

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors and their Estates, in each case, from and against all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether liquidated or unliquidated, direct, indirect or derivative, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, based on or relating to, or in any manner arising from, in whole or in part, any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (including prior to the Petition Date) in any way relating to the Debtors, the Estates, the Debtors’ capital structure, the Term B Credit Agreement and the other Term B Loan Documents, the Chapter 11 Cases, the Plan, the RSA, the Disclosure Statement, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, including, without limitation, the administration of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the RSA, the Disclosure Statement, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the Debtors’ in or out-of-court sale, restructuring and recapitalization efforts, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the documents in the Plan Supplement, the Asset Purchase Agreements, the Bidding Procedures Order, the Sale Transactions, the Sale Order, the DIP Orders and the DIP Documents, and any related agreements, instruments, and other documents, and the negotiation, formulation, preparation, dissemination, filing, pursuit of consummation, or implementation thereof, the solicitation of votes with respect to this Plan, or any other act or omission or related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. Moreover, the foregoing release shall have no effect on the liability of, or any Cause of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or reckless or gross negligence.

2.        Release by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Releasing Parties, in each case, from and against all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether liquidated or unliquidated, direct, indirect or derivative, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, based on or relating to, or in any manner arising from, in whole or in part, any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date (including prior to the Petition Date) in any way relating to the Debtors, the Estates, the Debtors’ capital structure, the Term B Credit Agreement and the other Term B Loan Documents, the Chapter 11 Cases, the Plan, the RSA, the Disclosure Statement, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Releasing Party and any Released Party, including, without limitation, the administration of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the RSA, the Disclosure Statement, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the Debtors’ in or out-of-court restructuring and recapitalization efforts, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the documents in the Plan Supplement, the Asset Purchase Agreements, the Bidding Procedures Order, the Sale Transactions, the Sale Order, the DIP Orders and the DIP Documents, and any related agreements, instruments, and other documents, and the negotiation, formulation, preparation, dissemination, filing, pursuit of consummation, or implementation thereof, the solicitation of votes with respect to this Plan, or any other act or omission or related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. Moreover, the foregoing release shall have no effect on the liability of, or any Cause of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or reckless or gross negligence.

2.             Release of Liens

Except as otherwise provided in the Plan (including, without limitation, Article III.B and Article IV.B of the Plan) or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors and their Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns, including the Liquidating Trust, in accordance with the Plan.

C.           Exculpation.

To the fullest extent permitted by applicable law, and without affecting or limiting the releases set forth in Article VIII.B.1 or Article VIII.B.2 of this Plan, each Debtor, each Estate, and each Exculpated Party is hereby released and exculpated from any claim, obligation, Cause of Action, or liability in connection with or arising out of: the administration of the Chapter 11 Cases, commencement of the Chapter 11 Cases, pursuit of Confirmation and consummation of this Plan, making Distributions, implementing the Liquidating Trust and the wind-down, the Disclosure Statement, the Sale Transactions, the Asset Purchase Agreements, the Sale Orders, or the solicitation of votes for, or Confirmation of, this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of securities under or in connection with this Plan; the purchase, sale, or rescission of the purchase or sale of any asset or security of the Debtors; the DIP Orders and the DIP Documents, and any related agreements, instruments, and other documents, and the negotiation, formulation, preparation, dissemination, filing, pursuit of consummation, or implementation thereof, or any other act or omission or related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, or the transactions in furtherance of any of the foregoing; provided, however, that none of the foregoing provisions shall operate to waive or release (i) any Claims or Causes of Action arising out of or related to any act or omission of an Exculpated Party that constitutes actual fraud, willful misconduct, criminal acts, or reckless or gross negligence, as determined by a Final Order, and (ii) the Exculpated Parties’ rights and obligations under this Plan, the Plan Supplement documents, and the Confirmation Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.

The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes on this Plan and, therefore, are not, and will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or Distributions made pursuant to this Plan. The Exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability. Without limiting the generality of the foregoing, each Debtor, each Estate, and each Exculpated Party shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code. Notwithstanding anything to the contrary in the foregoing, the releases and exculpations set forth above do not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed or deemed executed to implement the Plan, or any Executory Contract or Unexpired Lease assumed during the Chapter 11 Cases or under the Plan.

D.            Injunction.

All Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim, Cause of Action or Interest, from taking any of the following actions against, as applicable, any Estate, any Released Party, the Liquidating Trust, the Liquidating Trustee, their respective successors and assigns, and any of their respective assets and properties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Causes of Action or Interests, (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Released Parties (other than the Debtors) on account of or in connection with or with respect to any such Claims, Causes of Action or Interests, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Released Parties (other than the Debtors), or their respective property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Causes of Action or Interests, (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Released Parties (other than the Debtors) or against their respective property or estates on account of or in connection with or with respect to any such Claims, Causes of Action or Interests unless such Entity has timely asserted such setoff right before Confirmation in a Proof of Claim or document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim, Cause of Action or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Causes of Action or Interests released or settled pursuant to the Plan. Notwithstanding the foregoing, or any of the releases, discharges, injunctions or waivers set forth herein, nothing in the Plan or the Confirmation Order shall modify the rights, if any, of any counterparty to an unexpired lease of non-residential real property to assert any right of setoff or recoupment that such counterparty may have under applicable bankruptcy or non-bankruptcy law, including, but not limited to, the ability, if any, of such counterparties to setoff or recoup a security deposit held pursuant to the terms of their unexpired lease with the Debtors or the Liquidating Trust.

E.           Setoffs.

Except as otherwise expressly provided for in the Plan, the Liquidating Trust or any Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, as applicable, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or the Liquidating Trust may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Liquidating Trust of any such claims, rights, and Causes of Action that such Debtor or Liquidating Trust may possess against such Holder.

F.           Recoupment.

In no event shall any Holder of a Claim be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Liquidating Trust, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors or the Liquidating Trustee on or before the Confirmation Date.

G.           Subordination Rights.

The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and, subject to the provisions of Article III.H of the Plan, any such subordination rights shall be settled, compromised, and released pursuant to the Plan.

Article IX.
effect of CONFIRMATION of the plan

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the Confirmation Order Findings of Fact and Conclusions of Law. Upon entry of the Confirmation Order, the Confirmation Order Findings of Fact and Conclusions of Law shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.

Article X.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.           Conditions Precedent to the Confirmation Date.

It shall be a condition to the Confirmation Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan:

1.       The Disclosure Statement Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the Debtors and to the Requisite Consenting Lenders;

2.       All Plan Documents are in form and substance acceptable to the Debtors and to the Requisite Consenting Lenders and have been filed with the Bankruptcy Court; and

3.       The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors and to the Requisite Consenting Lenders which, among other things, approves the Plan Documents.

B.           Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C of the Plan:

1.       The Confirmation Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the Debtors and to the Requisite Consenting Lenders, be in full force and effect, and not be subject to any stay or injunction, and shall have become a Final Order;

2.       All actions, documents, Certificates, and agreements necessary or appropriate to implement the Plan shall have been effected or executed or deemed executed and delivered, as the case may be, to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws;

3.       All authorizations, consents, regulatory approvals, rulings, or documents that are necessary or appropriate to implement and effectuate the Plan shall have been received; and

4.       The Wind-Down Reserve Accounts have each been funded in the Wind-Down Amount pursuant to the Wind-Down Budget and as otherwise required pursuant to the Plan.

C.           Waiver of Conditions.

The conditions set forth in Article X.A and X.B of the Plan may be waived only by joint written consent of the Debtors and the Requisite Consenting Lenders (email to suffice). Such waiver may be effectuated without notice to or entry of an order of the Bankruptcy Court and without notice to any other parties in interest.

D.           Effect of Failure of Conditions.

If Consummation does not occur on or prior to April 15, 2022 (or such date which may be extended further by the Debtors), the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement shall (i) constitute a waiver or release of any claims by the Debtors, Holders of Claims, or Holders of Interests or any Causes of Action, (ii) prejudice in any manner the rights of the Debtors or any other Entity, or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors or any other Entity in any respect, including with respect to substantive consolidation and similar arguments.

Article XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.           Modification and Amendments.

Except as otherwise provided in the Plan, the Debtors reserve the right, with the prior written consent of the Requisite Consenting Lenders (email to suffice), to modify the Plan and any Plan Document (including, without limitation, any Plan Supplement document) and seek Confirmation consistent with the Bankruptcy Code. Such modification may be material or immaterial, and may include material modifications to the economic terms of the Plan. Further, subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, with the prior written consent of the Requisite Consenting Lenders (email to suffice), expressly reserve the right to exercise reasonable discretion to revoke or withdraw, or to alter, amend, or modify the Plan with respect to any Debtor, one or more times, after Confirmation, and, to the extent necessary or appropriate, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Plan Documents, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary or appropriate to carry out the purposes and intent of the Plan. Any such revocation, withdrawal, alteration, amendment, modification, or supplement contemplated by this paragraph shall be in form and substance acceptable to the Debtors and reasonably acceptable to the Requisite Consenting Lenders. Additionally, any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI of the Plan.

B.           Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof made in accordance with Article XI of the Plan are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.           Revocation or Withdrawal of Plan.

The Debtors reserve the right, with the prior written consent of the Requisite Consenting Lenders (email to suffice), to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of liquidation or reorganization. If the Debtors, with the prior written consent of the Requisite Consenting Lenders (email to suffice), revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan, assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed or deemed executed pursuant to the Plan, shall be deemed null and void, and (iii) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims, Interests or Causes of Action, (ii) prejudice in any manner the rights of such Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity, including with respect to substantive consolidation and similar arguments.

Article XII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:

1.       Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative/Priority Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.       decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.       resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including cure amount pursuant to section 365 of the Bankruptcy Code, (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned, and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

4.       ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and the Liquidating Trust Agreement;

5.       enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

6.       issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

7.       determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

8.       enter an order or Final Decree concluding or closing the Chapter 11 Cases;

9.       consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

10.   determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

11.   hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed or deemed executed in connection with the Plan;

12.   hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII of the Plan, regardless of whether such termination occurred prior to or after the Effective Date;

13.   enforce all orders previously entered by the Bankruptcy Court; and

14.   hear any other matter not inconsistent with the Bankruptcy Code.

Article XIII.
MISCELLANEOUS PROVISIONS

A.           Immediate Binding Effect.

Subject to Article X.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, as of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Liquidating Trustee, and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests, as applicable, have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.           Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents, as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Liquidating Trust, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.           Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Debtors or the Liquidating Trustee on behalf of each of the Debtors, on the Effective Date, and following the Effective Date, the Debtors, or the Liquidating Trustee on behalf of each of the Debtors, shall pay such fees as they are assessed and come due for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.           Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtors with respect to the Plan, the Disclosure Statement, or the Plan Documents shall be or shall be deemed to be an admission or waiver of any rights of any of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

E.           Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F.           Disallowed Claims.

No distribution shall be made under the Plan on account of or in relation to Disallowed Claims.

G.           Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

if to the Debtors, to:

c/o Sequential Brands Group, Inc.

105 E. 34th Street, #249

New York, NY 10016

Attn:	Lorraine DiSanto
Email:	LDiSanto@sbg-ny.com

with copies to:

GIBSON, DUNN & CRUTCHER LLP

Scott J. Greenberg

Joshua Brody

Jason Zachary Goldstein

200 Park Avenue

New York, New York 10166

Tel:	(212) 351-4000
Fax:	(212) 351-4035
Email:	sgreenberg@gibsondunn.com
jbrody@gibsondunn.com
jgoldstein@gibsondunn.com

After the Effective Date, the Debtors and the Liquidating Trustee, as applicable, shall have authority to send a notice to Entities providing that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and the Liquidating Trustee, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.           Closure of Chapter 11 Cases.

If at any time the Liquidating Trustee determines that the expense of administering the Liquidating Trust so as to make a final distribution to the Liquidating Trust Beneficiaries is likely to exceed the value of the Liquidating Trust Assets remaining in the Liquidating Trust, the Liquidating Trustee shall apply to the Bankruptcy Court for authority to (i) distribute to each Liquidating Trust Beneficiary its Pro Rata share of Cash remaining in the Liquidating Trust Reserve Account (after reserving for administrative cost associated therewith) and (ii) close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules. Notice of such application shall be given electronically, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

I.           Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.           Entire Agreement.

Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Plan Supplement.

K.           Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Claims and Balloting Agent website at http://www.kccllc.net/SQBG or the Bankruptcy Court’s website at http://www.deb.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

L.           Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. To the extent that one of the individual Debtor’s chapter 11 plans is found to be unconfirmable, the Debtors may sever such Debtor from the Plan and seek confirmation of the Plan. Notwithstanding any such holding, alteration, interpretation or severance, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, interpretation or severance. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (iii) nonseverable and mutually dependent.

M.           Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Liquidating Trustee will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

N.           Waiver or Estoppel.

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

O.           Conflicts.

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement (other than the Liquidating Trust Agreement), or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. In the event of a conflict between the terms of the Plan, the Disclosure Statement, the Plan Supplement and, in each case, all documents, attachments, and exhibits thereto, on the one hand, and the terms of the Confirmation Order, on the other hand, the terms of the Confirmation Order shall control.

P.           No Stay of Confirmation Order.

The Debtors will request that the Bankruptcy Court waive any stay of enforcement of the Confirmation Order otherwise applicable, including, without limitation, pursuant to Bankruptcy Rules 3020(e), 6004(h) and 7062.

Dated: January 12, 2022

Respectfully submitted,

Sequential Brands Group, Inc.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

SQBG, INC.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Sequential Licensing, INC.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

William Rast Licensing, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Heeling Sports Limited

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Brand Matter, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

SBG FM, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Galaxy Brands, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

The Basketball Marketing Company, Inc.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

American Sporting Goods Corp.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

LNT Brands, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Joe's Holdings, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Gaiam Brand Holdco, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Gaiam Americas, Inc.

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

SBG-Gaiam Holdings, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

SBG Universe Brands, LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

GBT Promotions LLC

By:	/s/ Lorraine DiSanto
Name: Lorraine DiSanto
Title: Authorized Signatory

Prepared by:

PACHULSKI STANG ZIEHL & JONES LLP

Laura Davis Jones (Bar No. 2436)

Timothy P. Cairns (Bar. No. 4228)

919 North Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899 (Courier 19801)

Telephone: (302) 652-4100

Facsimile: (302) 652-4400

-and-

GIBSON, DUNN & CRUTCHER LLP

Scott J. Greenberg (admitted pro hac vice)

Joshua Brody (admitted pro hac vice)

Jason Zachary Goldstein (admitted pro hac vice)

200 Park Avenue

New York, New York 10166

Tel:	(212) 351-4000
Fax:	(212) 351-4035
Email:	sgreenberg@gibsondunn.com
jbrody@gibsondunn.com
jgoldstein@gibsondunn.com

Co-Counsel to the Debtors and Debtors in Possession